   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2000


                                                      REGISTRATION NO. 333-38474
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 5

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             iNTELEFILM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MINNESOTA                                           41-1663712
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                  ORGANIZATION)                            (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            5501 EXCELSIOR BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55416
                                 (612) 925-8840
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              CHRISTOPHER T. DAHL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            5501 EXCELSIOR BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55416
                                 (612) 925-8840
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

              AVRON L. GORDON, ESQ.                                JILL J. THEIS, ESQ.
          CHRISTOPHER C. CLEVELAND, ESQ.                      GENERAL COUNSEL AND SECRETARY
             BRETT D. ANDERSON, ESQ.                              iNTELEFILM CORPORATION
             JAMES R. SANKOVITZ, ESQ.                            5501 EXCELSIOR BOULEVARD
   BRIGGS AND MORGAN, PROFESSIONAL ASSOCIATION                 MINNEAPOLIS, MINNESOTA 55416
     2400 IDS CENTER, 80 SOUTH EIGHTH STREET                      (612) 925-8894 (PHONE)
           MINNEAPOLIS, MINNESOTA 55402                            (612) 925-8840 (FAX)
              (612) 334-8400 (PHONE)
               (612) 334-8650 (FAX)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statutes Section 302A.521 provides that as a Minnesota business corporation, iNTELEFILM shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article 6.2 of iNTELEFILM's bylaws provides that iNTELEFILM will indemnify its directors, officers, employees and agents, past or present, and persons serving as such of another corporation or entity at iNTELEFILM's request, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted under Section 302A.521.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
   3.1   Articles of Incorporation of iNTELEFILM Corporation, as
         amended and restated (incorporated by reference to
         iNTELEFILM's Current Report on Form 8-K (File No. 000-21534)
         filed October 1, 1999).
   3.2   Bylaws of iNTELEFILM, as amended and restated (incorporated by reference to iNTELEFILM's Registration Statement on Form
         S-18 (File No. 33-44412) filed December 5, 1991).
   5     Opinion of Jill J. Theis, Esq.*
   8     Opinion of Briggs and Morgan, Professional Association
         regarding tax matters.
  23.1   Consent of Briggs and Morgan, Professional Association
         (included in Exhibit 8 hereto).
  23.2   Consent of BDO Seidman, LLP for iNTELEFILM.*
  23.3   Consent of BDO Seidman, LLP for Harmony.*
  23.4   Consent of Jill J. Theis, Esq. (included in Exhibit 5
         hereto).
  24.1   Powers of Attorney.*
  24.2   Power of Attorney from William H. Spell.*
  99.1   Form of Letter of Transmittal.*
  99.2   Form of Notice of Guaranteed Delivery.*
  99.3   Form of Letter to Clients.*


---------------

 *  Previously filed.

(b)  Financial Statement Schedules.

     None.

(c)  Item 4(b) Information.

     None.

ITEM 22.  UNDERTAKINGS.

     iNTELEFILM undertakes:

          (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (D) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on November 21, 2000.


                                      iNTELEFILM CORPORATION

                                      By       /s/ CHRISTOPHER T. DAHL
                                        ----------------------------------------
                                         Christopher T. Dahl
                                         President, Chief Executive Officer
                                         and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.


                     SIGNATURE                                 TITLE                     DATE
                     ---------                                 -----                     ----
              /s/ CHRISTOPHER T. DAHL                President, Chief Executive    November 21, 2000
---------------------------------------------------    Officer and Director
                Christopher T. Dahl                    (Principal executive
                                                       officer)

                /s/ STEVEN C. SMITH                  Chief Financial Officer       November 21, 2000
---------------------------------------------------    (Principal accounting
                  Steven C. Smith                      and financial officer)

                         *                           Director
---------------------------------------------------
                Richard W. Perkins

                         *                           Director
---------------------------------------------------
                 Michael R. Wigley

                         *                           Director
---------------------------------------------------
                William E. Cameron

                         *                           Director
---------------------------------------------------
                 William H. Spell

           *By: /s/ CHRISTOPHER T. DAHL              Director                      November 21, 2000
  ----------------------------------------------
                Christopher T. Dahl
                 Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------   ------------------------------------------------------------
   3.1    Articles of Incorporation of iNTELEFILM Corporation, as
          amended and restated (incorporated by reference to
          iNTELEFILM's Current Report on Form 8-K (File No. 000-21534)
          filed October 1, 1999).
   3.2    Bylaws of iNTELEFILM, as amended and restated (incorporated by reference to iNTELEFILM's Registration Statement on Form
          S-18 (File No. 33-44412) filed December 5, 1991).
   5      Opinion of Jill J. Theis, Esq.*
   8      Opinion of Briggs and Morgan, Professional Association
          regarding tax matters.
  23.1    Consent of Briggs and Morgan, Professional Association
          (included in Exhibit 8 hereto).
  23.2    Consent of BDO Seidman, LLP for iNTELEFILM.*
  23.3    Consent of BDO Seidman, LLP for Harmony.*
  23.4    Consent of Jill J. Theis, Esq. (included in Exhibit 5
          hereto).
  24.1    Powers of Attorney.*
  24.2    Power of Attorney from William H. Spell.*
  99.1    Form of Letter of Transmittal.*
  99.2    Form of Notice of Guaranteed Delivery.*
  99.3    Form of Letter to Clients.*


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 * Previously filed.